EXHIBIT 99.1

FOR IMMEDIATE RELEASE	Contact:	Janice K. Henry
Senior Vice President and
Chief Financial Officer
(919) 783-4658
www.martinmarietta.com

MARTIN MARIETTA MATERIALS, INC.
ANNOUNCES FIRST-QUARTER RESULTS

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VOLUME AND PRICING INCREASES RESULT IN CONTINUED
GROSS MARGIN IMPROVEMENT

RALEIGH, North Carolina (May 4, 2004) — Martin Marietta Materials, Inc. (NYSE:MLM), today reported financial results for the first quarter ended March 31, 2004. The first-quarter net loss was $6.5 million, or $0.14 per diluted share, compared with 2003 first-quarter net loss of $14.0 million, or $0.29 per diluted share, which was prior to the effect of an accounting change. Including the accounting change, the net loss for 2003 was $20.9 million, or a loss of $0.43 per diluted share.

For the quarter, net sales were $307.8 million, an increase of 12 percent over first quarter 2003 net sales of $273.8 million. The Corporation reported a loss from operations of $0.5 million in the first quarter of 2004, which compared favorably with the loss from operations of $8.8 million in 2003. Earnings were positively affected by increases in shipments and price compared with the prior year quarter. Other nonoperating income and expenses, net, was income of $0.6 million in 2004 compared with an expense of $0.3 million in the year-earlier period. The loss from continuing operations was $6.6 million, or $0.14 per diluted share, in 2004 compared with $12.0 million, or $0.25 per diluted share, in 2003. The Company reported an after-tax gain of $0.1 million on discontinued operations in 2004 compared with an after-tax loss of $2.0 million in 2003.

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MLM Reports First-Quarter Results

May 4, 2004

Management Commentary:

Stephen P. Zelnak, Jr., Chairman and CEO of Martin Marietta Materials, stated, “We were pleased with our first-quarter results. Operating conditions during the quarter were more favorable compared with the first quarter of 2003 when we experienced poor weather conditions and weak construction activity. As a result, shipments and production at heritage locations increased 10 percent and 8 percent, respectively. Shipments were strong across the Southeast, particularly in North Carolina, South Carolina and Georgia, and in the Midwest, as highway and residential demand increased. Increased shipments coupled with a 2.6 percent price increase resulted in a 240-basis-point improvement in gross margin in our heritage aggregates product line. Losses incurred by our road paving business had a negative impact on our operating results. As previously announced, we will be exiting a significant portion of this business upon completion of a current construction project later this year.

“First-quarter results for our Specialty Products segment, which includes the Magnesia Specialties and Structural Composites businesses, were very positive when compared with 2003. Magnesia Specialties’ sales grew 26 percent as a result of strong lime sales to the steel industry and increased chemicals sales to a variety of end users. Given the significant amount of fixed costs related to this business, we benefited from operating our plants at a higher capacity during the quarter. Earnings from operations at Magnesia Specialties were $3.2 million compared with essentially breakeven results in the prior-year period. We expect operating results for this business to be strong for the remainder of the year. Specialty Products results for the first quarter of 2004 include a $1.7 million pretax loss in the Structural Composites business as we continue to bring our new production facility on line.

“Selling, general and administrative expenses as a percentage of net sales declined for the quarter compared with 2003, principally as a result of the benefits from our management restructuring of the Aggregates business and a reduction in pension costs.

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MLM Reports First-Quarter Results

May 4, 2004

“We continue to be encouraged by the progress of our structural composites technology and products, which offer weight reduction, corrosion resistance and other positive attributes compared with conventional materials. Our market research and product trials with potential customers in a wide variety of industries continue to validate interest in our structural composite products, particularly for weight reduction attributes. As expected, we incurred a small loss on this business in the first quarter. We expect net sales from composite products in 2004 to range from $15 million to $30 million, based on the markets and opportunities identified to date, while earnings are expected to be approximately breakeven for the year.

“The outlook for the Aggregates business for the remainder of 2004 is somewhat more positive than previous guidance. While uncertainty will exist until a federal highway bill is finalized and state construction spending priorities are set, management believes that the successor bill will be larger than the current program. Residential construction spending is expected to be essentially flat. Commercial construction spending, while beginning to recover in some areas in the United States, is not expected to improve significantly until later this year or, more likely, 2005. Based on our most current analysis, we expect aggregates shipments volume to increase 2.5 percent to 4 percent and aggregates pricing to increase 2 percent to 3 percent, both of which are better than earlier expectations. We currently expect net earnings per diluted share for 2004 to range from $2.37 to $2.62. Second quarter 2004 earnings per diluted share are expected to be in a range of $0.85 to $0.97. The volatility of energy prices, state construction spending priorities and the degree of commercial construction recovery are the significant factors that will affect our performance within the earnings range.

“We also continued our common stock repurchase plan during the quarter by repurchasing 522,000 shares at an aggregate cost of $25 million. Further, we made a voluntary $32 million contribution to our

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MLM Reports First-Quarter Results

May 4, 2004

employees’ pension plan during the quarter. Our strong cash flow positions us well to keep our debt down while using excess cash in ways that are beneficial to our shareholders.”

Operating Highlights:

Net sales for the Aggregates division for the first quarter were $281.3 million, an 11 percent increase over 2003 first-quarter sales of $253.9 million. Aggregates volume at heritage locations was up 10 percent while pricing increased 2.6 percent. Inclusive of acquisitions and divestitures, aggregates pricing increased 2 percent and aggregates shipments increased 8 percent. The division’s loss from operations for the quarter was $2.0 million in 2004 versus $7.8 million in the year-earlier period.

Specialty Products’ first-quarter net sales of $26.4 million increased 33 percent over prior-year net sales of $19.9 million. Earnings from operations for the first quarter were $1.5 million compared with a loss from operations of $1.0 million in the year-earlier period.

Accounting Change:

Effective January 1, 2003, the Corporation adopted Statement of Financial Accounting Standards No. 143, Accounting for Asset Retirement Obligations (“FAS 143”). The cumulative effect of adopting FAS 143 was an after-tax charge of $6.9 million, or $0.14 per diluted share.

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The Company will host an online Web simulcast of its first-quarter 2004 earnings conference call later today (May 4, 2004). The live broadcast of Martin Marietta Materials’ conference call will begin at 2 p.m. Eastern Daylight Saving Time today. An online replay will be available approximately two hours following the conclusion of the live broadcast. A link to these events will be available at the Company’s Web site.

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MLM Reports First-Quarter Results

May 4, 2004

For those investors without online web access, the conference call may also be accessed by calling 719-457-2621, confirmation number 744651.

For more information about Martin Marietta, refer to our Web site at www.martinmarietta.com.

Martin Marietta is the nation’s second largest producer of construction aggregates, a leading producer of magnesia-based chemical products and is developing structural composites products for use in a wide variety of industries.

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MLM Reports First-Quarter Results

May 4, 2004

If you are interested in Martin Marietta Materials, Inc. stock, management recommends that, at a minimum, you read the Corporation’s current annual report and 10-K, 10-Q and 8-K reports to the SEC over the past year. The Corporation’s recent proxy statement for the annual meeting of shareholders also contains important information. These and other materials that have been filed with the SEC are accessible through the Corporation’s Web site at www.martinmarietta.com and are also available at the SEC’s Web site at www.sec.gov. You may also write or call the Corporation’s Corporate Secretary, who will provide copies of such reports.

Investors are cautioned that all statements in this press release that relate to the future involve risks and uncertainties, and are based on assumptions that the Corporation believes in good faith are reasonable but which may be materially different from actual results. Forward-looking statements give the investor our expectations or forecasts of future events. You can identify these statements by the fact that they do not relate only to historical or current facts. They may use words such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” and other words of similar meaning in connection with future events or future operating or financial performance. Any or all of our forward-looking statements here and in other publications may turn out to be wrong.

Factors that the Corporation currently believes could cause actual results to differ materially from the forward-looking statements in this press release include, but are not limited to, business and economic conditions and trends in the markets the Corporation serves; the level and timing of federal and state transportation funding; levels of construction spending in the markets the Corporation serves; unfavorable weather conditions; ability to recognize increased sales and quantifiable savings from internal expansion projects; ability to successfully integrate acquisitions quickly and in a cost-effective manner and achieve anticipated profitability; fuel costs; transportation costs; competition from new or existing competitors; successful development and implementation of the structural composite technological process and strategic products for specific market segments; unanticipated costs or other adverse effects associated with structural composite revenue levels, products pricing, and cost associated with manufacturing ramp-up; the financial strength of the structural composite customers and suppliers; business and economic conditions and trends in the trucking and composites industries in various geographic regions; possible disruption in commercial activities related to terrorist activity and armed conflict, such as reduced end-user purchases relative to expectations; and other risk factors listed from time to time found in the Corporation’s filings with the Securities and Exchange Commission. Other factors besides those listed here may also adversely affect the Corporation, and may be material to the Corporation. The Corporation assumes no obligation to update any such forward-looking statements.

MLM Reports First-Quarter Results

May 4, 2004

MARTIN MARIETTA MATERIALS, INC.
Unaudited Statement of Earnings
(In millions, except per share amounts)

	Three Months Ended
	March 31,

	2004	2003

Net sales	$307.8	$273.8
Freight and delivery revenues	43.3	40.5

Total revenues	351.1	314.3

Cost of sales	275.2	252.8
Freight and delivery costs	43.3	40.5

Cost of revenues	318.5	293.3

Gross profit	32.6	21.0

Selling, general and administrative expenses	31.7	31.0
Research and development	0.2	0.1
Other operating (income) and expenses, net	1.2	(1.3)

Loss from operations	(0.5)	(8.8)

Interest expense	10.3	10.1
Other nonoperating (income) and expenses, net	(0.6)	0.3

Loss before taxes on income and cumulative effect of change in accounting principle	(10.2)	(19.2)
Income tax benefit	(3.6)	(7.2)

Loss from continuing operations before cumulative effect of change in accounting principle	(6.6)	(12.0)

Discontinued Operations:
Gain (Loss) on discontinued operations, net of related tax expense of $0.8 and $0.7, respectively	0.1	(2.0)

Loss before cumulative effect of change in accounting principle	(6.5)	(14.0)
Cumulative effect of change in accounting for asset retirement obligations	—	(6.9)

Net Loss	$(6.5)	$(20.9)

Net loss per share:
Basic from continuing operations before cumulative effect of change in accounting principle	$(0.14)	$(0.25)
Discontinued operations	—	(0.04)
Cumulative effect of change in accounting principle	—	(0.14)

	$(0.14)	$(0.43)

Diluted from continuing operations before cumulative effect of change in accounting principle	$(0.14)	$(0.25)
Discontinued operations	—	(0.04)
Cumulative effect of change in accounting principle	—	(0.14)

	$(0.14)	$(0.43)

Dividends per share	$0.18	$0.15

Average number of shares outstanding:
Basic	48.3	48.9

Diluted	48.3	48.9

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MLM Reports First-Quarter Results

May 4, 2004

MARTIN MARIETTA MATERIALS, INC.
Unaudited Financial Highlights
(In millions)

	Three Months Ended
	March 31,

	2004	2003

Net sales:
Aggregates	$281.3	$253.9
Specialty Products	26.5	19.9

Total	$307.8	$273.8

Gross profit:
Aggregates	$28.4	$19.8
Specialty Products	4.2	1.2

Total	$32.6	$21.0

Selling, general, and administrative expenses:
Aggregates	$29.2	$28.9
Specialty Products	2.5	2.1

Total	$31.7	$31.0

Other operating (income) and expenses, net
Aggregates	$0.9	$(1.4)
Specialty Products	0.3	0.1

Total	$1.2	$(1.3)

(Loss) Earnings from operations:
Aggregates	$(2.0)	$(7.8)
Specialty Products	1.5	(1.0)

Total	$(0.5)	$(8.8)

Depreciation	$30.9	$31.1
Depletion	1.2	0.7
Amortization	1.5	1.7

	$33.6	$33.5

Earnings Before Interest, Income Taxes, Depreciation, Depletion and Amortization (EBITDA) (1)	$34.6	$23.0

(1)	EBITDA is a widely accepted financial indicator of a company’s ability to service and/or incur indebtedness. EBITDA is not defined by generally accepted accounting principles and, as such, should not be construed as an alternative to net income or operating cash flow. EBITDA includes the noncash charge for the cumulative effect of changes in accounting principles. For further information on EBITDA, refer to the Corporation’s Web site at www.martinmarietta.com.

The calculation of EBITDA is as follows:

	Three Months Ended
	March 31,

	2004	2003

Net loss	$(6.5)	$(20.9)
Cumulative effect of change in accounting principle	—	6.9

	(6.5)	(14.0)
Add back:
Interest expense	10.3	10.1
Depreciation, depletion and amortization expense	33.6	33.5
Deduct:
Income tax benefit	(2.8)	(6.6)

EBITDA	$34.6	$23.0

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MLM Reports First-Quarter Results

May 4, 2004

MARTIN MARIETTA MATERIALS, INC.
Balance Sheet Data
(In millions)

	March 31,	December 31,	March 31,
	2004	2003	2003

	(Unaudited)		(Unaudited)
ASSETS
Cash and cash equivalents	$52.8	$125.1	$16.5
Accounts receivable, net	226.1	234.6	222.3
Inventories, net	229.7	213.8	247.9
Other current assets	54.5	48.0	58.9
Property, plant and equipment, net	1,038.7	1,042.4	1,067.3
Other noncurrent assets	60.0	63.5	57.4
Intangible assets, net	603.9	602.7	610.9

Total assets	$2,265.7	$2,330.1	$2,281.2

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current maturities of long-term debt	$1.0	$1.1	$9.0
Other current liabilities	220.5	219.1	207.0
Long-term debt and commercial paper (excluding current maturities)	718.6	717.1	758.9
Other noncurrent liabilities	234.9	263.0	260.1
Shareholders’ equity	1,090.7	1,129.8	1,046.2

Total liabilities and shareholders’ equity	$2,265.7	$2,330.1	$2,281.2

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MLM Reports First-Quarter Results

May 4, 2004

MARTIN MARIETTA MATERIALS, INC.
Unaudited Statement of Cash Flows
(In millions)

	Three Months Ended
	March 31,

	2004	2003

Net loss	$(6.5)	$(20.9)
Cumulative effect of change in accounting principle	—	6.9

Loss before cumulative effect of change in accounting principle	(6.5)	(14.0)
Adjustments to reconcile loss to cash (used for) provided by operating activities:
Depreciation, depletion and amortization	33.6	33.5
(Gains) losses on sales of assets	(2.0)	0.3
Other items, net	(0.5)	0.3
Changes in operating assets and liabilities:
Deferred income taxes	3.5	3.4
Accounts receivable, net	8.5	11.1
Inventories, net	(16.4)	(9.7)
Accounts payable	(5.2)	(8.6)
Other assets and liabilities, net	(31.6)	3.3

Net cash (used for) provided by operating activities	(16.6)	19.6

Investing activities:
Additions to property, plant and equipment	(29.8)	(28.0)
Acquisitions, net	(5.6)	(8.9)
Proceeds from divestitures of assets	12.0	6.1

Net cash used for investing activities	(23.4)	(30.8)

Financing activities:
Net principal (repayments of) borrowings on long-term debt	(0.5)	24.8
Loans payable	—	(1.8)
Change in bank overdraft	0.8	(2.5)
Dividends paid	(8.7)	(7.3)
Repurchases of common stock	(25.0)	—
Issuance of common stock	1.1	—

Net cash (used for) provided by financing activities	(32.3)	13.2

Net (decrease) increase in cash and cash equivalents	(72.3)	2.0

Cash and cash equivalents, beginning of period	125.1	14.5

Cash and cash equivalents, end of period	$52.8	$16.5

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MLM Reports First-Quarter Results

May 4, 2004

MARTIN MARIETTA MATERIALS, INC.
Unaudited Operational Highlights

	Three Months Ended
	March 31, 2004

	Volume	Pricing

Volume/Pricing Variance (1)
Heritage Aggregates Operations (2)	10.1%	2.6%
Aggregates Division (3)	8.3%	2.2%

	Three Months Ended
	March 31,

	2004	2003

Shipments (tons in thousands)
Heritage Aggregates Operations (2)	36,857	33,485
Acquisitions	—	—
Divestitures (4)	23	580

Aggregates Division (3)	36,880	34,065

(1)	Volume/pricing variances reflect the percentage increase (decrease) from the comparable period in the prior year.

(2)	Heritage Aggregates operations exclude acquisitions that have not been included in prior-year operations for a full year and divestitures.

(3)	Aggregates division includes all acquisitions from the date of acquisition and divestitures through the date of disposal.

(4)	Divestitures include the tons related to divested operations up to the date of divestiture.

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